EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-203085, 333-188734, 333-190288, 333-180403, 333-156502, 333-163321 and 333-130338) and Form S-8 (Nos. 333-196701, 333-163823, 333-144862, 333-124626, and 333-138674) of Cadiz, Inc. of our report dated March 14, 2016 relating to the financial statements,  financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, CA
March 14, 2016